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                                  Exhibit 10.22

                            UNSECURED PROMISSORY NOTE

                                                           San Diego, California
                                                                October 25, 1999
                                                                     Page 1 of 2


         FOR VALUE RECEIVED, the undersigned, BoysToys.com, Inc., a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of Ralph
M. Amato (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of the $70,000 together with interest thereon calculated on a daily basis (based, at Payee's option, on 360- day or 365/366-day years) from the date hereof on the principal balance from time to time outstanding (the "Principal Amount") as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  A. Interest shall accrue at all times hereunder at the rate of twelve percent (10%) per annum commencing upon the execution of this Note, and shall be payable quarterly on or before the tenth day of the month of September, December, March, and June and continuing thereafter until this Note is paid in full.

                  B. The amount of the monthly payment shall be equal to the amount of interest on the principal balance.

                  C. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on or before October 25, 2000 (the "Maturity Date").

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note.

         If any payment required under this Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to two percent (2%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee.

         All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

         This Note and all other documents or instruments relating to the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Loan Documents."

         Time is of the essence of this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default in any of the Loan Documents.


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         The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

                  (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and address as separately provided by each party to this Note.

         This Note shall be governed by and construed according to the laws of the State of Delaware.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                            MAKER:

                                            BOYSTOYS.COM, INC.
                                            (a Delaware corporation)



                                            By:      /s/ Michael Potter
                                                     ------------------
                                                     Michael Potter, Director